UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2023 (June 8, 2023)

FREYR Battery
(Exact name of registrant as specified in its charter)

Luxembourg	001-40581	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22-24, Boulevard Royal, L-2449 Luxembourg
Grand Duchy of Luxembourg

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +352 46 61 11 3721

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, without nominal value	FREY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50	FREY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.
Notification of Retirement of Executive Chair of the Board of Directors
On August 9, 2023, Torstein Dale Sjøtveit submitted his formal resignation and retirement as Executive Chair of the Board of Directors (the “Board”) of FREYR Battery (“FREYR” or the “Company”). Mr. Sjøtveit founded FREYR AS, the Company’s predecessor entity, in 2018 and has served as its Executive Chair since its inception. His decision to resign was due to his desire to retire and not due to any disagreement with the Company on any matter relating to its operations, policies, practices, or any issues regarding financial disclosures, accounting, or legal matters. By a resolution of the Board, his resignation became effective immediately.
Notification of Appointment of Executive Chair and Transition of Roles for Chief Executive Officer
On August 9, 2023, the Company appointed Tom Einar Jensen, Chief Executive Officer (“CEO”) and Director of the Company, as Executive Chair of the Board, effective concurrently with Mr. Sjøtveit’s retirement. Mr. Jensen has served as a member of the Board since May 10, 2023.
On August 10, 2023, the Company announced that Mr. Jensen will terminate his employment as CEO on August 21, 2023 (the “Transition Date”), the effective date of the appointment of Birger Steen as CEO, as discussed further below. The Company and Mr. Jensen also entered into a Consultancy Agreement dated August 10, 2023 (the “Consultancy Agreement”) related to the provision of transitional and other services by Mr. Jensen. The Consultancy Agreement includes payment of $30,000 per month, the grant of 250,000 non-qualified options to purchase ordinary shares of the Company with a market performance condition related to the Company’s share price, and a bonus of approximately NOK 5.95 million contingent upon the achievement of a key performance indicator related to the financing of FREYR’s U.S. Gigafactory, Giga America, on or before December 31, 2023. Mr. Jensen will also be entitled to participate in the Company’s benefit plans made available to consultants of the Company generally, and as may be appropriate in regard to the services rendered by him.
Pursuant to the settlement agreement, as amended and restated on August 10, 2023, between FREYR, FREYR Battery Norway AS (a subsidiary of the Company), and Mr. Jensen, (the “Transition Agreement”), subject to the execution of the Consultancy Agreement, Mr. Jensen’s employment with the Company is terminated by mutual consent with effect from the Transition Date. Such termination is not related to any disagreements with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting, or legal matters. Pursuant to the Transition Agreement, Mr. Jensen is entitled to his current salary as CEO until the Transition Date as well as prorated 2023 cash bonus, subject to Board approval. Reflecting the achievement of certain amended performance measures, on the Transition Date 566,667 non-qualified options to purchase shares of the Company previously granted to Mr. Jensen will be awarded to him, subject to vesting on September 30, 2023 and June 1, 2024.
Additionally, Mr. Jensen will be eligible to receive compensation in accordance with the Company’s standard non-employee director compensation program. A description of the Company’s historical compensatory arrangement for non-employee directors is set forth under the heading “Non-Employee Director Compensation” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2023, which may be adjusted by the Board from time to time.
The foregoing descriptions of the Transition Agreement and the Consultancy Agreement do not purport to be complete, and are qualified in their entirety by reference to the Transition Agreement and the Consultancy Agreement, which are attached to this Current Report as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.
Appointment of Director and Chief Executive Officer
On August 9, 2023, the Company appointed Birger Steen as a member of the Company’s Board of Directors, effective immediately, concurrent with Mr. Sjøtveit’s retirement. On August 10, 2023, the Company announced that FREYR and Mr. Steen had entered into a Contract of Employment dated June 8, 2023 (the “Employment Agreement”), under which Mr. Steen will serve as the CEO of the Company, effective as of the Transition Date.
Mr. Steen, 56, is a technology investor based in Munich, Germany and has served since 2019 as Principal and then Thematic Partner at Summa Equity AB. He served as CEO of Parallels, Inc., a provider of cross-platform and virtual software solutions, from 2010 to 2016. He was Vice President of Worldwide SMB and Distribution at Microsoft Corp. (NASDAQ: MSFT) in Redmond and General Manager of Microsoft Russia and Microsoft Norway from 2002 to 2010. Prior to joining Microsoft, Mr. Steen was CEO of Scandinavia Online and Vice President of Business Development at Schibsted ASA (OSLO: SCHA), an international media group, where he first served as a consultant while at McKinsey & Company from 1993 to 1996. Mr. Steen received his Master of Science in Computer Science and Industrial Engineering from the Norwegian Institute of Technology in Trondheim. He also holds a degree in Russian language from the Defense School of Intelligence and Security in Oslo, Norway and received his MBA from Institut Européen d'Administration des Affaires (INSEAD) in France. Mr. Steen serves as Chair of the Board of Directors of Nordic Semiconductor ASA, Chair of the Board of Directors of Pagero AB, a provider of business-to-business document handling solutions, a Non-Executive Director and Chair of the Board Operations and Sustainability Committee of Nordea Bank Abp and a Non-Executive Director of PragmatIC Semiconductor Ltd. He has previously served as a Non-Executive Director of Schibsted ASA and Cognite AS. Mr. Steen will relocate to Oslo in connection with assuming his role as the CEO of the Company.

Under the Employment Agreement, Mr. Steen will be eligible to receive an annual base salary of NOK 7 million, participate in the group bonus scheme with a bonus potential of twelve months base salary, and receive equity awards, as described further below. Mr. Steen will also receive certain relocation services and other customary benefits, including paid vacation and health benefits.
Subject to Board approval, Mr. Steen will receive a one-time award of 250,000 non-qualified options to purchase ordinary shares of the Company (the “Sign-On Options”). Mr. Steen is also eligible to receive non-qualified options granted under the Company’s long-term incentive program, (the “LTIP Options”). Subject to Board approval, Mr. Steen will receive LTIP Options of 218,630 for 2023 and 600,000 per year for each of 2024 and 2025. The Sign-On Options and LTIP Options will vest in three (3) equal tranches over a period of three (3) years from the grant date, will remain exercisable for a term not to exceed five (5) years from the award’s grant date, and are subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan, as amended and restated (the “2021 Plan”).
In the event Mr. Steen’s employment is terminated by the Company with notice, he will be entitled to a contractual severance indemnity equivalent to one (1) year base salary applicable as of the date of notice of termination; any further statutory severance indemnity permitted under Luxembourg law that Mr. Steen may be entitled to would be reduced by the amount of such contractual severance indemnity. Notwithstanding the foregoing, Mr. Steen will not be entitled to the contractual severance indemnity if the Company terminates his employment without notice in certain situations in accordance with Luxembourg law.
Mr. Steen will receive no compensation for his service as a director of the Board that is in addition to his compensation as CEO. The Board believes Mr. Steen is qualified to serve on the Company’s Board due to his extensive business, finance, strategy, and leadership experience.
As FREYR’s CEO, Mr. Steen will not be considered independent under the New York Stock Exchange’s listing standards and applicable federal and state securities laws. There are no family relationships between Mr. Steen and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Steen has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Steen and any other persons pursuant to which he was selected as an officer.
The foregoing description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, which is attached to this Current Report as Exhibit 10.3 and incorporated herein by reference.
Appointment of Chief Accounting Officer
Effective July 1, 2023, the Company appointed Lori A. Papp, 50, as Chief Accounting Officer. Ms. Papp will serve as the principal accounting officer of FREYR. Ms. Papp joined the Company in May 2022 and previously served as its VP of Financial Reporting. Ms. Papp has more than 25 years of experience in financial reporting, corporate finance, accounting, and auditing. Prior to joining FREYR, Ms. Papp held positions as Head of Financial Reporting for Shelf Drilling (OSE: SHLF) from 2019 to 2022, after serving as Vice President of Financial Reporting for Altisource (NASDAQ: ASPS) from 2017 to 2019. Prior to joining Altisource, Ms. Papp held multiple positions at Artivion (NYSE: AORT), formerly CryoLife, from 2001 to 2017. Ms. Papp has also previously worked as an auditor for KPMG. She holds a bachelor’s degree in Business Administration from Auburn University and is a certified public accountant in the U.S.
There are no family relationships between Ms. Papp and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Ms. Papp has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Papp and any other persons pursuant to which she was selected as an officer.
Approval of Cash Bonus to Named Executive Officers
On August 9, 2023, the Board approved annual cash bonus payments (the “2022 Annual Bonuses”) to each of the Company’s named executive officers for the fiscal year ended December 31, 2022. All other compensation paid or earned by each of the Company’s named executive officers for the fiscal year ended December 31, 2022 was previously reported by the Company in its Form 10-K, filed with the SEC on February 27, 2023 (the “10-K”). As of the filing of the 10-K, the 2022 Annual Bonuses had not been determined, and thus were not included in the 2022 Summary Compensation Table included in the 10-K. In accordance with Item 5.02(f) of Form 8-K, the Company is providing an update to the previously reported 2022 Summary Compensation Table by including the 2022 Annual Bonuses payable to each of the named executive officers, and revising each named executive officer’s total compensation amount for 2022.

Name and Title	Salary ($)(1)		Bonus ($)(1)	RSU Awards ($)(2)		Option Awards ($)(2)		Total ($)(1)
Tom Einar Jensen Chief Executive Officer	$653,962		$—	$—		$350,387	(3)	$1,004,349

Jan Arve Haugan Chief Operating Officer	544,968		388,290	—		319,598	(4)	1,252,856

Oscar Brown Group Chief Financial Officer	450,000	(5)	337,500	449,999	(6)	1,569,025	(7)	2,806,524

(1)
All dollar amounts for salary and bonus information in this table that were paid or are expected to be paid in NOK, were converted to U.S. dollars for the purpose of this disclosure using the exchange ratio of .1044, the average exchange rate for 2022.

(2)	Aggregate grant date fair value of share-based awards is computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
(3)
Consists of options that were included in Mr. Jensen’s stock option agreement, as an appendix to an employment agreement, effective upon the consummation of the Business Combination between the Company and Alussa Energy Acquisition Corp. On July 13, 2021, Mr. Jensen was granted these 850,000 options, which had a total grant date fair value of $3.2 million. The options are subject to the achievement of each of nine separate performance criteria, each of which is related to 1/9th of the total award amount. During the year ended December 31, 2022, 94,000 of the CEO Options were awarded by the Board after the achievement of one of the performance criteria and vest in thirds on December 31, 2022, on September 30, 2023 and on June 1, 2024. Compensation cost is recognized to the extent that achievement of the performance criteria is deemed probable. On August 21, 2023, 566,667 of the CEO Options will be awarded to Mr. Jensen, pursuant to the Transition Agreement, reflecting achievement of certain amended performance measures and will vest in equal parts on September 30, 2023 and June 1, 2024. This is expected to result in an incremental compensation cost of $1.0 million to be recognized over the award's remaining requisite service period in 2023 and 2024. Total compensation costs of $1.4 million will be recognized of the originally disclosed $3.2 million grant date fair value for the 850,000 stock options awarded in 2021.

(4)	Represents the grant date fair value of an annual option award granted from the 2021 Plan, which will vest in annual installments over a three year period.
(5)	Represents the amount paid in 2022. Mr. Brown’s annual base salary in 2022 was $600,000 and his employment began on April 1, 2022.
(6)	Represents an annual cash settled restricted stock unit award granted from the 2021 Plan, which will vest in annual installments over a three year period.
(7)
Represents an initial one-time 250,000 stock option award with a total grant date fair value of $838 thousand awarded in accordance with Mr. Brown’s employment agreement, plus a prorated annual option award, both of which were granted from the 2021 Plan and will vest in annual installments over a three year period.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Settlement Agreement between FREYR Battery Norway AS, FREYR Battery, and Tom Einar Jensen
10.2	Consultancy Agreement between FREYR Battery and Tom Einar Jensen
10.3	Contract of Employment between FREYR Battery and Birger Steen
10.4	Retirement Agreement between FREYR Battery SA and Torstein Dale Sjøtveit
99.1	Press Release of FREYR Battery, issued August 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREYR BATTERY

Date: August 10, 2023	By:	/s/ Are L. Brautaset
	Name:	Are L. Brautaset
	Title:	Chief Legal Officer

4